UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 14(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 10, 2003

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 0-19658

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

14621 Inwood Road
Addison, Texas 75001
(972) 387-3562
www.tuesdaymorning.com
(Address, zip code and telephone number, including area code, of registrant’s principal executive offices)

Not applicable
(Former name or former address,
if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of business acquired.

(None)

(b)                                 Pro Forma Financial Information.

(None)

(c)                                  Exhibits.

The following exhibit is filed herewith:

EXHIBIT NUMBER	EXHIBIT
99.1	Press release dated April 10, 2003 entitled: “Tuesday Morning Corporation Announces 13.1% Increase in Net Sales and 4.5% Increase in Comparable Store Sales for the First Quarter”

ITEM 9.  REGULATION FD DISCLOSURE.

                On April 10, 2003, Tuesday Morning Corporation, a Delaware corporation, issued a press release announcing first quarter sales and estimated net income and earnings per diluted share for the period ending March 31, 2003.  The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORING CORPORATION

/s/ MARK E. JARVIS

		By:	Mark E. Jarvis
		Its:	Executive Vice President and Chief Financial Officer

Date:	April 10, 2003